EXHIBIT 21


                     SUBSIDIARIES OF FPL GROUP, INC.


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                                                                                                State or Jurisdiction
                                         Subsidiary                                                of Incorporation
1.  Florida Power & Light Company (100%-Owned) .............................................        Florida

2.  Bay Loan and Investment Bank (a) .......................................................        Rhode Island

3.  Palms Insurance Company, Limited (a) ...................................................        Cayman Islands
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(a)	100%-owned subsidiary of FPL Group Capital Inc
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